UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2022
KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment of Purchase and Sale Agreement for Sale of Union Bank Plaza
As previously disclosed, on July 20, 2022, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, entered into a purchase and sale agreement and escrow instructions (the “Agreement”) for the sale of Union Bank Plaza to WB Union Plaza Holdings LLC (the “Purchaser”), an affiliate of Waterbridge Capital. Union Bank Plaza is a 40‑story office building located in Los Angeles, California containing 701,888 rentable square feet on approximately 3.7 acres of land. The Purchaser is unaffiliated with the Company or its advisor. Pursuant to the Agreement, the sale price for Union Bank Plaza was $155.0 million, subject to prorations and adjustments as provided in the Agreement.
On October 14, 2022, the Company, through an indirect wholly owned subsidiary, entered into an amendment to the Agreement (the “First Amended Agreement”) with the Purchaser to extend the closing date to November 7, 2022. On October 31, 2022, the Purchaser further extended the closing date to November 15, 2022 and on November 9, 2022, the Purchaser exercised its final extension option pursuant to the First Amended Agreement and extended the closing date to November 30, 2022.
On November 23, 2022, the Company, through an indirect wholly owned subsidiary, entered into a second amendment to the Agreement with the Purchaser to extend the closing date to December 15, 2022, and on December 9, 2022, the Company, through an indirect wholly owned subsidiary, entered into a third amendment to the Agreement with the Purchaser to extend the closing date to December 29, 2022.
On December 29, 2022, the Company, through an indirect wholly owned subsidiary, entered into a fourth amendment to the Agreement (the “Fourth Amended Agreement”) with the Purchaser to extend the closing date to January 5, 2023. Pursuant to the Fourth Amended Agreement, if the sale closes by January 5, 2023, then the sale price for Union Bank Plaza is $155.0 million less a credit towards the purchase price of $15.0 million, and less other closing credits and adjustments.
There can be no assurance that the Company will complete the sale of Union Bank Plaza. The Purchaser would be obligated to purchase Union Bank Plaza only after satisfaction of agreed upon closing conditions. In certain circumstances, if the Purchaser fails to complete the acquisition, it may forfeit up to $10.5 million of earnest money.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: January 5, 2023	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary